Exhibit 5.2

Dentons Bingham Greenebaum LLP One Main Street Suite 600 Evansville, IN 47708 United States dentons.com

April 8, 2024

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101

RE:	Shelf Registration Statement

Ladies and Gentlemen:

We have acted as special Indiana counsel to Kentucky United Coal, LLC, Peabody Arclar Mining, LLC, Peabody Midwest Mining, LLC and United Minerals Company, LLC, each an Indiana limited liability company (collectively, the “Indiana Guarantors”), in connection with the Form S-3 Registration Statement dated April 8, 2024 (the “Registration Statement”) filed by Peabody Energy Corporation (the “Company”) and the guarantors named therein, including the Indiana Guarantors (collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) debt securities, which may be either senior or subordinated (the “Debt Securities”); (ii) shares of common stock of the Company (the “Common Stock”); (iii) shares of preferred stock of the Company (the “Preferred Stock”); (iv) warrants to purchase Debt Securities (the “Debt Security Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants”) and warrants to purchase other securities (collectively with the Debt Security Warrants, Preferred Stock Warrants and Common Stock Warrants, the “Warrants”); (v) units of the Company, consisting of any combination of two or more of the securities being registered pursuant to the Registration Statement (the “Units”); (vi) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”); and (vii) Debt Securities, Preferred Stock and Common Stock and other securities that may be issued upon exercise of Warrants. The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act subject to there being a sufficient number of shares of Common Stock and Preferred Stock authorized under the Company’s Fourth Amended and Restated Certificate of Incorporation that have not been issued or reserved for issuance.

The Debt Securities and the Guarantees will be issued under an indenture, the form of which is incorporated by reference as Exhibit 4.3 to the Registration Statement (the “Indenture”).

The Warrants will be issued under a warrant agreement between the Company and a warrant agent to be named therein (each, a “Warrant Agreement”).

The Units will be issued under a unit agreement between the Company and a unit agent to be named therein (each, a “Unit Agreement”).

In the capacity described above, we have reviewed the Registration Statement and the Indenture, and have considered such matters of law and of fact as we have deemed appropriate as a basis for the Opinions (as hereinafter defined) expressed herein, including examination of originals or copies, certified or otherwise identified to our satisfaction, of: the articles of organization and limited liability company agreement for each of the Indiana Guarantors, and certificates of existence obtained from the Indiana Secretary of State for each of the Indiana Guarantors (collectively, the “Certificates of Existence”).

Peabody Energy Corporation

April 8, 2024

In such examination, we have assumed: the genuineness of all signatures; the legal capacity of natural persons; the authenticity, accuracy and completeness of all documents and records submitted to us as originals; the conformity to the original documents and records of all documents and records submitted to us as facsimile, notarial, pdf, certified or photostatic copies; and the authenticity of the originals of such latter documents and records. We have also assumed that at the time of execution, countersignature, issuance and delivery of any Debt Securities, the Indenture will be the valid and legally binding obligation of the trustee, the Company and the Guarantors at the time of issuance of the related Guarantees. As to all questions of fact material to the Opinions expressed herein, we have assumed, without independent investigation, the accuracy of the factual matters addressed by, and accordingly have relied upon, certificates or comparable documents of public officials and of officers and representatives of the Company and the Indiana Guarantors, all notwithstanding any knowledge or materiality qualification contained therein, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

The Opinions expressed herein are limited to the laws of the State of Indiana, including the Indiana Business Flexibility Act (IC 23-18 et seq.), in each case, in force and effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. The term “laws” as used in this opinion letter means the statutes of the relevant jurisdiction that are published, accessible and generally available to lawyers practicing in such jurisdiction and that such a lawyer, using customary professional diligence, would reasonably recognize as generally applicable to general business organizations that are not engaged in regulated business activities, except to the extent that the context in which such term is used limits or makes more specific such meaning.

We have examined copies of the Registration Statement and the written consent of the governing bodies of the Indiana Guarantors as furnished to us by the Company and the Indiana Guarantors for the sole purpose of rendering the Opinions. The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement or the Prospectus and, except for the Opinions contained herein, we have not participated in the negotiation, drafting or preparation of any material in connection with the filing by the Company and the Guarantors with the Commission of the Registration Statement with respect to the registration of the Securities and assume no responsibility for the contents of any such material.

The only opinions rendered by us consist of the opinions set forth in numbered paragraphs “1” through “5” below following the phrase “it is our Opinion that” (each, our “Opinion,” and collectively, our “Opinions”), and no opinion is implied or to be inferred beyond matters so expressly stated. Additionally, our Opinions are based upon and subject to the assumptions, qualifications, limitations and exceptions set forth in this opinion letter.

Our Opinion in paragraph 1 is based solely upon, and speak as of the date of the Certificates of Existence, all of which are attached hereto as Exhibit A, and is limited to the meaning ascribed to the Certificates of Existence.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions stated herein, it is our Opinion that:

1.	Each of the Indiana Guarantors is as a limited liability company organized and validly existing under the laws of the State of Indiana.

2.	Each of the Indiana Guarantors has the requisite limited liability company power and authority to guarantee the Debt Securities.

Peabody Energy Corporation

April 8, 2024

3.

The Guarantees to be issued by each of the Indiana Guarantors in accordance with the Indenture and the applicable supplement thereto will not violate any provision of the organizational documents that we have reviewed of the Indiana Guarantors or the applicable laws of the State of Indiana as in effect on the date hereof.

4.	No governmental approval by any governmental authority of the State of Indiana is required to authorize, or is required for, the issuance by the Indiana Guarantors of their respective Guarantees.

5.

With respect to the Guarantees to be issued by each of the Indiana Guarantors in connection with the Debt Securities, assuming (a) the taking of all necessary action by the members of each of the Indiana Guarantors to approve the issuance and terms of the Guarantees to be issued by the Indiana Guarantors and related matters by the board of directors of the member(s) of each of the Indiana Guarantors, a duly constituted and acting committee of such board or duly authorized officers or managers of each Indiana Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying the Guarantees, upon the payment of consideration therefor provided for in the applicable definitive purchase agreement, underwriting or similar agreement approved by such board, committee or authorized officers and otherwise in accordance with the provisions of the Indenture and the applicable supplement thereto and such agreement all in accordance with the terms of the Indenture and the applicable supplement thereto, and (c) all applicable provisions of “blue sky” laws will have been complied with, the Guarantees in connection with the Debt Securities to which the Indiana Guarantors will be parties will be validly issued. However, we express no opinion with respect to whether any Indiana Guarantor may validly guarantee or otherwise become liable for indebtedness incurred by the Company except to the extent such Indiana Guarantor may be determined to have benefited from the incurrence of such indebtedness by the Company sufficiently that such undertaking by such Indiana Guarantor is necessary or convenient to the conduct, promotion or attainment of business of such Indiana Guarantor.

The Opinions expressed herein are provided as legal opinions only and not as guaranties or warranties of the matters discussed herein and are given as of the date hereof, and we expressly decline any undertaking to revise or update any of the Opinions subsequent to the date hereof or to advise you of any change, matter or other development arising subsequent to the date hereof that would cause us to modify our Opinions, in whole or in part.

This opinion letter is provided to you solely for your benefit in connection with the filing of the Registration Statement and may not be used for any other purpose by you, or disclosed to, or relied upon or used for any other purpose by, any other person, without our prior written consent. Notwithstanding the foregoing, subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Womble Bond Dickinson (US) LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DENTONS BINGHAM GREENEBAUM LLP

EXHIBIT A

CERTIFICATES OF EXISTENCE

Attached hereto.